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                                   Exhibit 2

                           Dissolution Agreement



                 In consideration of the mutual covenants herein contained, each party hereto represents to and agrees with the other parties as follows:

                 1. Effective immediately following the filing of Amendment No. 1 to Schedule 13G ("Schedule 13G/A") pertaining to the Common Stock, par value $.01 per share (the "Common Stock"), of IXC Communications, Inc., the Joint Reporting Agreement dated as of February 11, 1997 among the undersigned parties is terminated and shall be of no further force or effect.

                 2. The group consisting of the undersigned filing persons of the Schedule 13G/A is hereby terminated effective immediately following the filing of the Schedule 13G/A and all further filings for transactions with respect to the Common Stock, if required, will be filed individually by each person or entity.

         This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: February 2, 1998



                                      Grumman Hill Investments, L.P.
                                      a Delaware limited partnership

                                      By:  Grumman Hill Company, L.L.C.
                                           a Delaware limited liability company
                                           Its:  General Partner


                                            By: /s/ Richard D. Irwin
                                               -----------------------------
                                               Richard D. Irwin
                                               General Manager


                                      Grumman Hill Company, L.L.C.
                                      a Delaware limited liability company


                                            By: /s/ Richard D. Irwin
                                               ------------------------------
                                               Richard D. Irwin
                                               General Manager


                                           /s/ Richard D. Irwin
                                      --------------------------------------
                                               Richard D. Irwin





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